Exhibit 1.1

Brookfield Asset Management Ltd.
6.077% Notes Due 2055

Underwriting Agreement

New York, New York
September 4, 2025

To the Representatives named in

Schedule I hereto of the several

Underwriters named in

Schedule II hereto

Ladies and Gentlemen:

Brookfield Asset Management Ltd., a corporation organized under the laws of British Columbia (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its debt securities identified in Schedule I hereto (the “Notes”), to be issued under an indenture, dated as of April 24, 2025 (the “Base Indenture”), as supplemented by a Second Supplemental Indenture, to be dated as of September 9, 2025 (the “Second Supplemental Indenture” and, collectively with the Base Indenture, the “Indenture”), between the Company, Computershare Trust Company of Canada, as Canadian trustee (the “Canadian Trustee”) and Computershare Trust Company, N.A., as U.S. trustee (the “U.S. Trustee”, and together with the Canadian Trustee, in such capacities, the “Trustees”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the U.S. or Canadian Base Prospectus, the U.S. or Canadian Preliminary Prospectus or the U.S. or Canadian Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the U.S. or Canadian Base Prospectus, the U.S. or Canadian Preliminary Prospectus or the U.S. or Canadian Final Prospectus shall be deemed to refer to and include the filing of any document incorporated or deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 24 hereof.

1.             Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)            The Company meets the requirements under the securities laws, rules, regulations, instruments and orders applicable in each of the provinces of Canada (“Canadian Securities Law”) as interpreted and applied by the securities regulatory authorities (the “Qualifying Authorities”) in each of the provinces of Canada (the “Qualifying Provinces”) for the use of a short form base shelf prospectus with respect to the Notes and for the distribution of securities under the rules and procedures established in National Instrument 44-101 - Short Form Prospectus Distributions (“NI 44-101”) and National Instrument 44-102 - Shelf Distributions (“NI 44-102” and together with NI 44-101, the “Canadian Shelf Procedures”); a preliminary short form base shelf prospectus and a final short form base shelf prospectus relating to US$2,500,000,000 aggregate principal amount of, among other things, debt securities of the Company (collectively, the “Shelf Securities”) have been filed in the English and French languages, as applicable, with the Qualifying Authorities; receipts under National Policy 11-202 - Process for Prospectus Reviews in Multiple Jurisdictions (a “Receipt”) have been issued by the Ontario Securities Commission (the “Principal Regulator”) on behalf of itself and the other Qualifying Authorities in respect of such short form base shelf prospectus and any amendment thereto; a preliminary prospectus supplement relating to the Notes has been filed with the Qualifying Authorities; and no order suspending the distribution of the Notes has been issued by any of the Qualifying Authorities and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by any of the Qualifying Authorities. The final short form base shelf prospectus filed with the Qualifying Authorities for which a Receipt has been obtained, as most recently amended or supplemented (excluding any supplement relating only to a prior offering of Notes) prior to the date of this Agreement, is hereinafter called the “Canadian Base Prospectus”; the preliminary prospectus supplement relating to the Notes, which excludes certain pricing information and other final terms of the Notes, and provided to the Underwriters for purposes of marketing the Notes and filed with the Qualifying Authorities in the English and French languages, as applicable, pursuant to the Canadian Shelf Procedures and Canadian Securities Law, together with the Canadian Base Prospectus, including all documents incorporated therein by reference, is hereinafter referred to as the “Canadian Preliminary Prospectus”; the prospectus supplement relating to the Notes to be filed, in the English and French languages, as applicable, with the Qualifying Authorities pursuant to the Canadian Shelf Procedures and Canadian Securities Law in accordance with Section 5(a) hereof, and which includes the pricing and other information excluded from the Canadian Preliminary Prospectus (the “Canadian Final Supplement”), together with the Canadian Base Prospectus, including all documents incorporated therein by reference, is hereinafter called the “Canadian Final Prospectus”;

(b)            The Company meets the general eligibility requirements for use of Form F-10 (“Form F-10”) under the Act, and the Company has prepared and filed a registration statement on Form F-10 (File No. 333-287429) providing for the registration of the Shelf Securities under the Act and the rules and regulations of the Commission thereunder. The Company has filed an appointment of agent for service of process for the Company on Form F-X (collectively, the “Form F-X”) with the Commission in conjunction with the filing of such registration statement; such registration statement, and including any amendments thereto filed prior to the Execution Time, including the Canadian Base Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission and including exhibits to such registration statement and all documents incorporated by reference in the prospectus contained therein, each in the form heretofore delivered or to be delivered to the Representatives, have been declared effective by the Commission in such form; the Company has filed with the Commission, pursuant to General Instruction II.L. of Form F-10, a preliminary prospectus supplement relating to the offering of the Notes; no other document with respect to such registration statement has heretofore been filed or transmitted for filing with the Commission, except for any documents filed with the Commission subsequent to the date of such effectiveness in the form heretofore delivered to the Representatives; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission. The various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective and including any post-effective amendment thereto and any prospectus supplement relating to the Notes that is filed with the Commission pursuant to General Instruction II.L. of Form F-10, are hereinafter collectively called the “Registration Statement”; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any documents incorporated by reference therein after the effective date of the initial Registration Statement; the base prospectus filed as part of the Registration Statement relating to the Shelf Securities, contained in the Registration Statement at the Execution Time, is hereinafter called the “U.S. Base Prospectus”; any preliminary prospectus supplement relating to the offering of the Notes filed with the Commission pursuant to General Instruction II.L. of Form F-10 under the Act, together with the U.S. Base Prospectus, which is used prior to the filing of the U.S. Final Prospectus, is hereinafter called the “U.S. Preliminary Prospectus”; the final prospectus supplement relating to the offering of the Notes to be filed with the Commission pursuant to General Instruction II.L. of Form F-10 after the Execution Time in accordance with Section 5(a) hereof, together with the U.S. Base Prospectus, is hereinafter called the “U.S. Final Prospectus”;

(c)            The documents which are incorporated by reference in the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus as of the date of this Agreement, when they were filed with the Qualifying Authorities or the Commission, as the case may be, conformed in all material respects to the disclosure requirements of (i) Canadian Securities Law as interpreted and applied by the Qualifying Authorities and (ii) applicable U.S. Securities Law; any further documents filed with the Qualifying Authorities or the Commission, as the case may be, and incorporated by reference in the Canadian Final Prospectus and the U.S. Final Prospectus, when such documents are filed with the Qualifying Authorities or the Commission, as the case may be, will conform in all material respects to the disclosure requirements of (i) Canadian Securities Law as interpreted and applied by the Qualifying Authorities and (ii) applicable U.S. Securities Law; and no such documents were filed with the Qualifying Authorities or the Commission since the Qualifying Authorities’ and the Commissions’ close of business on the Business Day immediately prior to the date of this Agreement and prior to the execution of this Agreement, other than any other marketing materials required to be filed under Canadian Securities Law and the related Current Report on Form 8-K;

(d)            On each Effective Date, the Registration Statement did, and when the U.S. Final Prospectus is first filed in accordance with General Instruction II.L. of Form F-10 and on the Closing Date (as defined herein), the U.S. Final Prospectus and the Canadian Final Prospectus (and any amendments and supplements thereto) will, comply in all material respects with the applicable requirements of the Act, Canadian Securities Law, and the Trust Indenture Act and the respective rules thereunder; no order preventing or suspending the use of the Registration Statement, the U.S. Preliminary Prospectus, the Canadian Preliminary Prospectus, the U.S. Final Prospectus, the Canadian Final Prospectus or any Issuer Free Writing Prospectus used outside of Canada has been issued by the Commission or the Qualifying Authorities; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing in accordance with General Instruction II.L. of Form F-10 or in accordance with Canadian Securities Law and on the Closing Date, each of the U.S. Preliminary Prospectus, the U.S. Final Prospectus (together with any supplement or amendment thereto), the Canadian Preliminary Prospectus and the Canadian Final Prospectus (together with any supplement or amendment thereto) contains or will contain full, true and plain disclosure of all material facts relating to the Company and the Notes and does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Final Prospectus (including any supplement or amendment thereto), the Canadian Preliminary Prospectus or the Canadian Final Prospectus (including any supplement or amendment thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Final Prospectus (including any supplement or amendment thereto), the Canadian Preliminary Prospectus or the Canadian Final Prospectus (including any supplement or amendment thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof;

(e)            At the Execution Time and on the Closing Date (i) the Disclosure Package and (ii) each electronic road show (if any), when taken together as a whole with the Disclosure Package, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof;

(f)            (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer of the Notes and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer;

(g)            Each Issuer Free Writing Prospectus, including the final term sheet prepared and filed pursuant to Section 5(c) hereto, does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof;

(h)            The Company has not sustained since the date of the latest audited financial statements included or incorporated by reference in each of the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference is materially adverse to the Company and its subsidiaries, on a consolidated basis, otherwise than as set forth or contemplated in each of the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus; and, since the respective dates as of which information is given in each of the Registration Statement, the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus, otherwise than as set forth or contemplated in each of the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus, there has not been any change in the capital stock of the Company (other than pursuant to stock dividends, conversions of securities, director, officer or employee stock options, the Company’s dividend re-investment plan, normal course issuer bids and other director, officer or employee benefit plans and agreements described or referred to in each of the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus), any material increase in the long-term debt of the Company and its subsidiaries on a consolidated basis, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position or results of operations of the Company and its subsidiaries, which change has (or, in the case of prospective changes, will have) a Material Adverse Effect;

(i)             Each of the Company and its material subsidiaries has been duly amalgamated, formed or incorporated and is validly existing in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or limited partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in each of the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be duly qualified and in good standing would not individually or in the aggregate have a Material Adverse Effect;

(j)             The Company has the authorized capitalization as set forth in each of the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus, and all of the issued and outstanding shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, all of the issued and outstanding shares or analogous securities of each material subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and, except as set forth in each of the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus, the Company (directly or indirectly) owns all of issued and outstanding shares or other voting, equity or participating securities of each of its material subsidiaries, in each case free and clear of any Encumbrance (other than Encumbrances granted in respect of liabilities reflected in each of the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus) and no person has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase of any unissued shares or other voting, equity or participating securities of the Company, except as otherwise described in each of the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus;

(k)            Except as disclosed in each of the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus, the Company and each of its material subsidiaries has good and marketable title to all of its material assets including all material licenses, free and clear of all Encumbrances (other than Encumbrances granted in respect of liabilities reflected in each of the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus), which are material to the Company and its subsidiaries, on a consolidated basis;

(l)             This Agreement has been duly authorized, executed and delivered by the Company;

(m)           The Base Indenture has been duly authorized, executed and delivered in accordance with its terms by the Company and constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Second Supplemental Indenture has been duly authorized by the Company and, at the Closing Date for the Notes, when duly executed and delivered in accordance with its terms by the Company, assuming due authorization, execution and delivery thereof in accordance with its terms by the Trustees, will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Indenture has been duly qualified under the Trust Indenture Act and is substantially in the form, save for any indenture supplements relating to a particular issuance of debt securities, filed as an exhibit to the Registration Statement; and the Indenture conforms, and the Notes will conform, to the descriptions thereof contained in each of the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus;

(n)            The Notes have been duly authorized by the Company for issuance and sale pursuant to this Agreement and the Indenture, and when executed by the Company and authenticated by the Trustees in accordance with the terms of the Indenture and delivered against payment of the purchase price therefor, will conform in all material respects to the description thereof contained in each of the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(o)            The issue and sale of the Notes and the execution of and compliance by the Company with all of the provisions of the Notes, the Indenture, this Agreement, and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its material subsidiaries is a party or by which the Company or any of its material subsidiaries is bound or to which any of the property or assets of the Company or any of its material subsidiaries is subject, nor will such action result in any violation of the provisions of the articles or by-laws of the Company or any of its material subsidiaries, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its material subsidiaries or any of its or their properties; and no consent, approval, authorization, order, registration, clearance or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been, or will have been prior to the Closing Date, obtained under Canadian Securities Law, the Act and the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations, clearances or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters as contemplated herein and in the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus;

(p)            The statements in each of the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus, as amended or supplemented, set forth under the captions “Certain Canadian Federal Income Tax Considerations” and “Eligibility for Investment,” insofar as they purport to constitute summaries of matters of Canadian federal income tax law or legal conclusions with respect thereto, fairly and accurately summarize the matters described therein in all material respects, subject to the qualifications, assumptions and restrictions referred to therein;

(q)            The statements in each of the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus, as amended or supplemented, set forth under the caption “Certain United States Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal income tax law or legal conclusions with respect thereto, fairly and accurately summarize the matters described therein in all material respects, subject to the qualifications, assumptions and restrictions referred to therein;

(r)            The statements in each of the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus, as amended or supplemented, set forth under the captions “Description of Debt Securities” and “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Notes, and set forth under the captions “Plan of Distribution” and “Underwriting (Conflicts of Interest),” insofar as they purport to describe the documents referred to therein, fairly and accurately summarize the matters described therein in all material respects, subject to the qualifications, assumptions and restrictions referred to therein;

(s)            Neither the Company nor any of its material subsidiaries is in violation of its certificate of incorporation, certificate of formation, by-laws, partnership agreement or operating agreement, as applicable. Neither the Company nor any of its subsidiaries is in default (or with the giving of notice or lapse of time would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except such violations or defaults which would not individually or in the aggregate have a Material Adverse Effect;

(t)             Other than as set forth in each of the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus, there are no legal or governmental actions or proceedings pending against or to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate be reasonably likely to have a Material Adverse Effect; and, to the Company’s knowledge, there are no such actions or proceedings threatened or contemplated;

(u)            The Company is not and, after giving effect to the offering and sale of the Notes, and the application of the proceeds thereof as described in the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus, will not be, subject to registration or regulation as an “investment company,” as such term is defined in the Investment Company Act;

(v)            No stamp or other issuance or transfer taxes or duties and no withholding or other taxes (excluding taxes on net income, profits or gains) are payable by or on behalf of the Underwriters to Canada or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance, sale and delivery by the Company of the Notes outside Canada to or for the respective accounts of the Underwriters or (B) the sale and delivery of the Notes outside Canada by the Underwriters to the initial purchasers thereof (assuming (i) the Underwriters are not, and are not deemed to be, resident in Canada for purposes of the Income Tax Act (Canada); (ii) the Underwriters do not hold or use the Notes in the course of carrying on business in Canada for purposes of the Income Tax Act (Canada); (iii) neither the Underwriters nor any of the Underwriters’ directors, officers, employees, servants or agents have performed or will perform any services or any other activities in Canada in connection with the Notes; (iv) each Underwriter will perform the contemplated services in respect of the Notes in the ordinary course of a business carried on by it that includes the performance of such a service for a fee; and (v) the amount of any fees, charges or other consideration for services to be paid to the Underwriters in respect of the Notes is reasonable in the circumstances);

(w)           To the best of the Company’s knowledge, there is no existing law or regulation of or proposed change to the laws or regulations of Canada that would give rise to a “Redemption for Changes in Canadian Withholding Taxes” as described in the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus;

(x)            The Company has complied in all material respects with the currently applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the corporate governance rules of the New York Stock Exchange and the Toronto Stock Exchange, and, to the knowledge of the Company, the Company’s directors and executive officers, in their capacities as such, have complied in all material respects with the currently applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the corporate governance rules of the New York Stock Exchange and the Toronto Stock Exchange;

(y)            The Company maintains disclosure controls and procedures as required by Rule 13a-15 or Rule 15d-15 under the Exchange Act and as contemplated by the certifications required under Form 52-109F1 and Form 52-109F2 under National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings, (“NI 52-109”) and such controls and procedures are effective to ensure that all material information concerning the Company is made known, on a timely basis, to the individuals responsible for the preparation of the Company’s filings with the Commission and the Qualifying Authorities. The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of (a) any significant deficiency or material weaknesses in the design or operation of internal control over financial reporting (as such term is defined by Rules 13a-15(f) and 15d-15(f) under the Exchange Act and, in Canada, under NI 52-109) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting;

(z)            Deloitte LLP, who have audited certain financial statements of the Company, Brookfield Asset Management ULC and their respective consolidated subsidiaries and delivered their reports with respect to the audited consolidated financial statements included in the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus, are independent auditors with respect to the Company and Brookfield Asset Management ULC, respectively, within the meaning of the Act and the applicable published rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States);

(aa)          Ernst & Young LLP, who have audited certain financial statements of Oaktree Capital II, L.P., Oaktree Capital Management, L.P., Oaktree AIF Investments, L.P., Oaktree Capital Management (Cayman), L.P. and Oaktree Investment Holdings, L.P., and their consolidated subsidiaries (collectively, the “Oaktree Asset Management Operating Group”) and delivered their report with respect to the audited consolidated financial statements of the Oaktree Asset Management Operating Group included in the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus, are, to the knowledge of the Company, independent auditors with respect to the Oaktree Asset Management Operating Group under Rule 101 of the AICPA’s Code of Professional Conduct, and its interpretations and rulings, and within the meaning of the Act and the applicable rules and regulations thereunder adopted by the SEC;

(bb)          The Historical Financial Statements present fairly, in all material respects, the consolidated financial condition, results of operations and cash flows of the Company, Brookfield Asset Management ULC and the Oaktree Asset Management Operating Group, as applicable, as of the dates and for the periods indicated, comply as to form, in all material respects, with applicable accounting requirements and have been prepared in conformity with accounting principles generally accepted in the United States (U.S. GAAP), applied on a consistent basis throughout the periods involved (except as otherwise noted therein). There have been no changes in the consolidated assets or liabilities of the Company, Brookfield Asset Management ULC or the Oaktree Asset Management Operating Group from the positions thereof as set forth in the latest balance sheet date included in the Historical Financial Statements, except changes arising from transactions in the ordinary course of business which, in the aggregate, have not been material to the Company, Brookfield Asset Management ULC and the Oaktree Asset Management Operating Group, respectively, and except for changes that are disclosed in each of the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus. The pro forma financial information and the related notes thereto incorporated by reference in the Disclosure Package, the U.S. Final Prospectus, the Canadian Final Prospectus and the Registration Statement present fairly the information shown therein, have been prepared in accordance with the applicable requirements of Applicable Securities Law, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Disclosure Package, the U.S. Final Prospectus, the Canadian Final Prospectus and the Registration Statement;

(cc)          The Company and each of its material subsidiaries holds all requisite material licences, registrations, qualifications, permits and consents necessary or appropriate for carrying on its business as currently carried on and all such licences, registrations, qualifications, permits and consents are valid and subsisting and in good standing in all material respects and none of the same contains any burdensome term, provision, condition or limitation except such licenses or other similar rights the absence of which would not have a Material Adverse Effect;

(dd)          The Company and each of its material subsidiaries have (i) accurately completed and filed on a timely basis all necessary tax returns, reports and notices, except insofar as the failure to file such tax returns or notices would not result in a Material Adverse Effect, and (ii) paid or accounted for or made provision for all applicable taxes of whatever nature to the date hereof to the extent such taxes have become due or have been alleged to be due, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided, except where the failure to do so would not have a Material Adverse Effect; the Company is not aware of any material tax deficiencies or material interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon with respect to the Company or any of its material subsidiaries which have not otherwise been provided for by the Company and its subsidiaries, on a consolidated basis;

(ee)          The Company is a reporting issuer not in default or the equivalent thereof under the applicable securities laws of each province of Canada that recognizes such concept; the Company is in compliance with or is exempt from its timely disclosure obligations under the applicable securities laws in all of the provinces of Canada, the Exchange Act and under the rules of the Toronto Stock Exchange and the New York Stock Exchange, as applicable;

(ff)            No order, ruling or determination having the effect of suspending the sale or ceasing the trading of any securities of the Company has been issued or made by the Commission or by any securities commission in Canada or stock exchange or any other regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the best of the Company’s knowledge, contemplated or threatened by any such authority or under any Applicable Securities Laws;

(gg)          The Company shall use the net proceeds received by the Company from the sale of the Notes in the manner specified or to be specified in each of the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus under the heading “Use of Proceeds”;

(hh)          Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, the Bribery Act of 2010 of the United Kingdom (the “UK Bribery Act”) or the Corruption of Foreign Public Officials Act (Canada), each as may be amended, or, except as previously disclosed to the Underwriters, any similar law of any other applicable jurisdiction, or the rules or regulations thereunder; and the Company’s subsidiaries have instituted and maintain policies and procedures designed to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977, the UK Bribery Act or the Corruption of Foreign Public Officials Act (Canada), each as may be amended, or similar law of any other applicable jurisdiction, or the rules or regulations thereunder;

(ii)             The operations of the Company and its subsidiaries are and have been conducted (i) at all times and in all material respects in compliance with applicable financial recordkeeping and reporting requirements and (ii) at all times in compliance with the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(jj)            Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of the its subsidiaries (i) is, or is controlled by or is acting on behalf of, an individual or entity that is currently the target of any sanctions administered or enforced by the United States (including any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), Canada (including sanctions administered or enforced by Global Affairs Canada or Public Safety Canada), the European Union, His Majesty’s Treasury, the United Nations Security Council or other applicable sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that, from time to time, is, or whose government is, the target of Sanctions that broadly prohibit dealings with that government, country or territory (collectively, the “Sanctioned Countries” and each, a “Sanctioned Country”), or (iii) will directly, or knowingly indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any party hereto or any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise; and

(kk)          Each of the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted and, to the best of the Company and its subsidiaries’ knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the best of the Company and its subsidiaries’ knowledge there have been (i) no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, and (ii) no incidents under internal review or investigations relating to the same, except where such breach, violation, outage, unauthorized use or access, or incidents under internal review or investigation relating to the same, would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company and its subsidiaries, and all internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification. Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.             Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the Price to Public, set forth in Schedule I hereto, the principal amount of the Notes set forth opposite such Underwriter’s name in Schedule II hereto. On the Closing Date, the Company will pay, as an underwriting commission in respect of the public distribution of the Notes, to the Underwriters, the commission set forth in Schedule I hereto (the “Underwriting Commission”). Such Underwriting Commission may be paid by the Company to the Underwriters by setting off the Underwriting Commission payable by the Company to the Underwriters against the amount payable by the Underwriters to the Company as the purchase price for the Notes.

3.             Delivery and Payment. Delivery of and payment for the Notes shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than five Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Notes being herein called the “Closing Date”). Delivery of the Notes shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Notes shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4.             Offering by Underwriters.

(a)            The several Underwriters will only offer the Notes for sale to the public as set forth in the U.S. Final Prospectus and the Canadian Final Prospectus.

(b)            The Underwriters shall offer the Notes for sale to the public directly and through banking and selling group members, only as permitted by and in compliance with Applicable Securities Laws, upon the terms and conditions set forth in the Canadian Final Prospectus and the U.S. Final Prospectus, as applicable, and in this Agreement. Each of the Underwriters hereby severally represents, warrants and covenants and will require each banking and selling group member to represent, warrant and covenant to the Underwriters that: (a) other than the Canadian Final Prospectus and the September 2025 Marketing Materials (modified as permitted by sections 9A.3(2) and 9A.3(3) of NI 44-102), it has not provided and will not without the prior written approval of the Company and the Representatives provide any information in respect of the Notes to any potential investors of the Notes resident in Canada including, without limitation: (i) marketing materials in respect of the Notes; and (ii) a standard term sheet in respect of the Notes; and (b) it will provide a copy of the Canadian Base Prospectus and any applicable shelf prospectus supplement and amendment that has been filed with any marketing materials (including the September 2025 Marketing Materials) that are provided to a potential investor of the Notes resident in Canada.

(c)            The Underwriters propose to offer the Notes initially at the price set forth in Schedule I hereto. After a reasonable effort has been made to sell all of the Notes at the price set forth in Schedule I hereto, the Underwriters may subsequently reduce and thereafter change, from time to time, the price at which the Notes are offered; provided that the Notes are not at any time offered at a price greater than the price set forth in Schedule I hereto. Any decrease in the price at which the Notes are offered will not decrease the amount of the net proceeds of the offering to the Company.

(d)            The Underwriters will not solicit offers to purchase or sell Notes so as to require registration thereof or the filing of a prospectus, registration statement or other notice or document with respect thereto under the laws of any jurisdiction other than the Qualifying Provinces and the United States, or which could subject the Company to reporting obligations in any such jurisdiction or result in the listing of the Company’s securities on any exchange other than an exchange where such securities are listed as of the date hereof, and will require each banking and selling group member to agree with the Underwriters not to so solicit or sell; provided that the Underwriters and the banking and selling groups may offer and sell the Notes outside of the Qualifying Provinces and the United States if such offer and sale is conducted in compliance with the securities laws of such jurisdictions and does not require the Company to file any prospectus, registration statement or other notice or document in connection with such offer and sale or subject the Company to reporting obligations in any such jurisdiction or result in the listing of the Company’s securities on any exchange other than an exchange where such securities are listed as of the date hereof.

(e)            Each Underwriter shall notify the Representatives, and the Representatives shall notify the Company, in writing, of the aggregate principal amount of Notes sold in each of the Qualifying Provinces as soon as possible after the distribution of the Notes has been completed, and in any event no later than 30 days following the date on which such distribution has been completed.

(f)            For the avoidance of doubt, Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, CIBC World Markets Corp., SMBC Nikko Securities America, Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., Brookfield Securities LLC, Citigroup Global Markets Inc., Mizuho Securities USA LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and TD Securities (USA) LLC are not acting as underwriters of the Notes in any province or territory of Canada and no action on their part in their capacity as underwriters of the offering of Notes in the United States will create any impression or support any conclusion that they are acting as underwriters of the Notes in any province or territory of Canada. Wells Fargo Securities Canada, Ltd., a broker-dealer affiliate of Wells Fargo Securities, LLC, will be acting as underwriter of the Notes in the provinces of Canada.

5.             Agreements. The Company agrees with each of the several Underwriters that:

(a)            Prior to the termination of the offering of the Notes, the Company will not file any amendment of the Registration Statement or supplement (including the U.S. Final Prospectus, the Canadian Final Prospectus or any U.S. or Canadian Preliminary Prospectus) to the U.S. or Canadian Base Prospectus as the case may be, unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will prepare a supplement to the Canadian Base Prospectus in accordance with the requirements of Canadian Securities Law and a supplement to the U.S. Base Prospectus consisting of the supplement to the Canadian Base Prospectus modified as required or permitted by Form F-10, in each case in a form approved by the Representatives and (i) the Company will file such supplement to the Canadian Base Prospectus with the Qualifying Authorities pursuant to Canadian Securities Law not later than the close of business on the second Business Day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Canadian Securities Law, and (ii) the Company will file such supplement to the U.S. Base Prospectus with the Commission pursuant to General Instruction II.L. of Form F-10 not later than the Commission’s close of business on the next Business Day following such filing with the Qualifying Authorities or, if applicable, such earlier time as may be required by such General Instruction II.L. of Form F-10 or as may be required by Canadian Securities Law; to make no further amendment or supplement to the Registration Statement, the U.S. Base Prospectus, the Canadian Base Prospectus, the U.S. Preliminary Prospectus or the Canadian Preliminary Prospectus after the date of this Agreement and prior to the Closing Date unless such amendment or supplement is approved by the Representatives after reasonable notice thereof (which approval shall not be unreasonably withheld); to advise the Representatives promptly of any such amendment or supplement relating to, or affecting, the Notes after such Closing Date and furnish the Representatives with copies thereof; to file promptly with the Qualifying Authorities all necessary marketing materials required to be filed under Canadian Securities Law and all documents required to be filed by the Company with the Qualifying Authorities that are deemed to be incorporated by reference into the Canadian Base Prospectus and the U.S. Base Prospectus and with the Commission all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act, in each case, for so long as the delivery of a prospectus is required in connection with the offering or sale of such Notes, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Canadian Base Prospectus, the U.S. Base Prospectus or the Registration Statement has been filed or becomes effective or any supplement to the Canadian Base Prospectus, the U.S. Base Prospectus, the Canadian Final Prospectus, the U.S. Final Prospectus or any amended prospectus has been filed with the Qualifying Authorities or the Commission, of the issuance by any Qualifying Authority or the Commission of any stop order or of any order preventing or suspending the use of any prospectus, relating to the Notes, of the suspension of the qualification of such Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by any Qualifying Authority or the Commission for the amending or supplementing of the Canadian Base Prospectus, the U.S. Base Prospectus, the Registration Statement, the Canadian Final Prospectus, the U.S. Final Prospectus or for additional information relating to the Notes, the Canadian Base Prospectus, the U.S. Base Prospectus, the Registration Statement, the Canadian Final Prospectus or the U.S. Final Prospectus; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Notes or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(b)            The Company shall deliver to the Representatives’ counsel prior to or contemporaneously, as nearly as practicable, with the filing with the Qualifying Authorities of the Canadian Final Supplement for the offering of the Notes, a copy of the following for each of the Representatives and Representatives’ counsel:

(i)             the Canadian Final Prospectus, in the English and French languages as filed with the Qualifying Authorities, signed and certified as required by Canadian Securities Law;

(ii)            all documents, in the English and French languages, incorporated by reference, or containing information incorporated by reference, into the Canadian Final Prospectus, and any other document required to be filed by the Company prior to the filing of the Canadian Final Supplement under the laws of the Qualifying Provinces in compliance with Canadian Securities Law in connection with the distribution of the Notes, if such documents have not previously been delivered to the Representatives’ counsel, which documents may be delivered in electronic form;

(iii)           an opinion dated the date of the Canadian Final Supplement, in form and substance satisfactory to the Representatives acting reasonably, of Lavery, de Billy, L.L.P. addressed to the Company, the Representatives and counsel to the Company and the Representatives, to the effect that the French version of the Canadian Final Prospectus and the documents incorporated by reference therein, in each case, and except for certain financial statements, auditors reports, accounting or statistical information (including the Historical Financial Statements) and other numerical data, is in all material respects a complete and proper translation of the English version thereof;

(iv)           an opinion dated the date of the Canadian Final Supplement, in form and substance satisfactory to the Representatives acting reasonably, of Deloitte LLP, auditors for the Company, addressed to the Company, the Representatives and counsel for the Company and the Representatives, to the effect that the financial information with respect to the Company and Brookfield Asset Management ULC (the “Financial Information”) contained or incorporated by reference in the French version of the Canadian Final Supplement, and the documents incorporated by reference therein, is, in all material respects, a complete and proper translation of the Financial Information contained or incorporated by reference in the English version thereof; and

(v)            an opinion dated the date of the Canadian Final Supplement, in form and substance satisfactory to the Representatives acting reasonably, of Ernst & Young LLP, auditors for Oaktree Asset Management Operating Group, addressed to the Company, the Representatives and counsel for the Company and the Representatives, to the effect that the financial information with respect to the Oaktree Asset Management Operating Group (the “Oaktree Financial Information”) contained or incorporated by reference in the French version of the Canadian Final Supplement, and the documents incorporated by reference therein, is, in all material respects, a complete and proper translation of the Oaktree Financial Information contained or incorporated by reference in the English version thereof.

(c)            The Company shall prepare a final term sheet, containing solely a description of final terms of the Notes and the offering thereof, in the form approved by you and attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(d)            If, at any time prior to the filing of the U.S. Final Prospectus or the Canadian Final Prospectus, any event occurs as a result of which the Disclosure Package or the Canadian Preliminary Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package and the Canadian Preliminary Prospectus may cease until they are amended or supplemented; (ii) amend or supplement the Disclosure Package and the Canadian Preliminary Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(e)            If, at any time when a prospectus relating to the Notes is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) or under Canadian Securities Law, any event occurs as a result of which the U.S. Final Prospectus or the Canadian Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or amend or supplement the U.S. Final Prospectus or Canadian Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder or to comply with Canadian Securities Law, including in connection with the use or delivery of the U.S. Final Prospectus or the Canadian Final Prospectus, (i) the Company promptly will notify the Representatives of any such event, (ii) the Company promptly will prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) the Company promptly will use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in the use of the U.S. Final Prospectus or, in the case of the Canadian Final Prospectus, use its best efforts to obtain a Receipt for any amendment to the Canadian Final Prospectus from the Principal Regulator as soon as practicable in order to avoid any disruption in the use of the Canadian Final Prospectus and (iv) the Company promptly will supply any amended or supplemented U.S. Final Prospectus and Canadian Final Prospectus to you in such quantities as you may reasonably request.

(f)            As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(g)            The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement and of the Canadian Final Prospectus (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and of the Canadian Final Prospectus and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) or by Canadian Securities Law, as many copies of the U.S. Preliminary Prospectus, the U.S. Final Prospectus, the Issuer Free Writing Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus and any amendment or supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(h)            The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(c) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i)             The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any senior debt securities issued or guaranteed by the Company (other than the Notes) or publicly announce an intention to effect any such transaction, until the Closing Date. For the avoidance of doubt, this provision shall not prohibit the incurrence of indebtedness by the Company or its subsidiaries under their revolving credit facilities in effect on the date hereof.

(j)             The Company has not, and will not, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(k)            The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the filing with respect to the Notes under Canadian Securities Law, the registration of the Notes under the Act and any listing of the Notes on a stock exchange, and all other expenses in connection with the preparation, printing and filing in the Qualifying Provinces and the United States of America, as may be applicable, of the Registration Statement, the U.S. Preliminary Prospectus, the Canadian Preliminary Prospectus, the U.S. Final Prospectus, the Canadian Final Prospectus and each Issuer Free Writing Prospectus, and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) subject to such limitation as may be set forth in this Agreement, the cost of printing or producing any agreement among the Underwriters and this Agreement; (iii) the cost of printing or producing any Indenture, any Blue Sky and Legal Investment Memoranda, the Registration Statement, each U.S. and Canadian Preliminary Prospectus, the U.S. Final Prospectus, the Canadian Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iv) subject to such limitation as may be set forth in this Agreement, all reasonable expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 5(g) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (v) any fees charged by securities rating services for rating the Notes; (vi) any filing fees incident to any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Notes; (vii) the cost of preparing the Notes; (viii) the fees and expenses of any Trustee and any agent of any Trustee and the reasonable fees and disbursements of counsel for any Trustee in connection with any Indenture and the Notes; and (ix) all other costs and expenses, including any taxes, incident to the performance of the Company’s obligations pursuant to this Agreement which are not otherwise specifically provided for in this Section 5. It is understood, however, that, except as otherwise specifically provided in this Section 5 and Section 8, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, taxes on resale of any of the Notes by them, and any advertising expenses connected with any offers they may make, including the expenses of any “tombstone” advertisement related to the offering of the Notes; provided, that no such tombstone advertisement shall be published without the prior approval of the Company, which approval shall not be unreasonably withheld.

6.             Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)            The Canadian Final Supplement shall have been filed with the Qualifying Authorities pursuant to the Canadian Shelf Procedures within the applicable time period prescribed for such filing thereunder and the U.S. Final Prospectus shall have been filed with the Commission pursuant to General Instruction II.L. of Form F-10 within the applicable time period prescribed for such filing by the rules and regulations under the Act and, in each case, in accordance with Section 5(a) hereof; the September 2025 Marketing Materials required to be filed by the Company with the Qualifying Authorities shall have been filed within the applicable time period prescribed for such filings under Canadian Securities Law and the final term sheet contemplated by Section 5(c) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; no order having the effect of preventing or suspending the use of any prospectus (including any Issuer Free Writing Prospectus) relating to the Notes shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by any Qualifying Authorities; and all requests for additional information on the part of any Qualifying Authority and the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(b)            The Company shall have requested and caused Torys LLP, Canadian and United States counsel for the Company, McMillan LLP, British Columbia counsel for the Company, Willkie Farr & Gallagher LLP, special Investment Company Act counsel for the Company and local counsel in each province of Canada other than British Columbia, Ontario, Québec and Alberta (to the extent that Notes will be sold to the public in such other provinces), to have furnished to the Representatives their opinions, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives. In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

(c)            The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Disclosure Package, the U.S. Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters (it being understood that, to the extent such opinion relates to the laws of British Columbia and the federal laws of Canada applicable therein, such counsel shall be entitled to rely on the opinion of Canadian counsel to the Company delivered pursuant to Section 6(b) hereof).

(d)            The Representatives shall have received an appropriate legal opinion, dated the Closing Date, in form and substance satisfactory to the Representatives acting reasonably, addressed to the Representatives and their counsel, of Torys LLP, as to compliance with the Applicable Securities Laws of Québec relating to the use of the French language in connection with the documents, including the Canadian Preliminary Prospectus, the Canadian Final Prospectus and any amendment or supplement thereto and the Notes to be delivered to purchasers in the Province of Québec.

(e)            The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus and any supplements or amendments thereto, as well as each electronic road show (if any) used in connection with the offering of the Notes, and this Agreement and that:

(i)             the representations and warranties of the Company in this Agreement are true and correct (subject to materiality or other qualifications expressly set forth in such representations and warranties) on and as of the Closing Date with the same effect as if made on the Closing Date, except for representations and warranties that by their express terms are made as of a specific date, and the Company has complied with all the agreements and satisfied all the conditions to be performed or satisfied at or prior to the Closing Date;

(ii)            no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)           since the date of the most recent financial statements included in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Canadian Final Prospectus and the U.S. Final Prospectus (exclusive of any supplement thereto).

(f)            The Company shall have requested and caused Deloitte LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, concerning the Financial Information set forth in the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus.

(g)           The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, concerning the Oaktree Financial Information set forth in the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus.

(h)            At the Execution Time and at the Closing Date, the Company shall have furnished to the Representatives a certificate addressed to the Underwriters, dated respectively as of the Execution Time and as of the Closing Date, of the Chief Financial Officer of the Company, with respect to certain financial data contained in the Disclosure Package, the U.S. Final Prospectus and the Canadian Final Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(i)             Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto), the Canadian Final Prospectus and the U.S. Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i)(a) any change or decrease specified in the letter or letters referred to in paragraph (f) and (g) of this Section 6, or (b) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (a) or (b) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Registration Statement (exclusive of any amendment thereto), the Disclosure Package, the Canadian Final Prospectus and the U.S. Final Prospectus (exclusive of any amendment or supplement thereto); or (ii) any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j)             Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

7.             Reimbursement of Underwriters’ Expenses. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

8.             Indemnification and Contribution.

(a)            The Company agrees to indemnify and hold harmless each Underwriter (which term, for the purpose of this Section 8, shall be deemed to include affiliates of such Underwriters), the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, Canadian Securities Law or other federal, state or provincial statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereto, or in the Canadian Base Prospectus, the U.S. Base Prospectus, any Canadian Preliminary Prospectus, U.S. Preliminary Prospectus or any other preliminary prospectus supplement relating to the Notes, the Canadian Final Prospectus, the U.S. Final Prospectus, any Issuer Free Writing Prospectus, any electronic road show, the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(c) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)            Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who sign the Registration Statement or the Canadian Final Prospectus, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in (i) the paragraph under the fee table on the cover page regarding delivery of the Notes and, under the heading “Underwriting (Conflicts of Interest),” (ii) the list of Underwriters and their respective participation in the sale of the Notes, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Canadian Preliminary Prospectus or U.S. Preliminary Prospectus, the Canadian Final Prospectus and the U.S. Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Canadian Preliminary Prospectus or U.S. Preliminary Prospectus, the Canadian Final Prospectus and the U.S. Final Prospectus or any Issuer Free Writing Prospectus.

(c)            Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)            In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Notes; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Notes) be responsible for any amount in excess of the underwriting discount or commission applicable to the Notes purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the U.S. Final Prospectus and the Canadian Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement or the Canadian Final Prospectus, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.             Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Notes set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement, the Canadian Final Prospectus and the U.S. Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.           Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Notes, if at any time prior to such delivery and payment (i) trading in the Company’s Class A Shares shall have been suspended by the Commission, any Qualifying Authority, the New York Stock Exchange or the Toronto Stock Exchange or trading in securities generally on the New York Stock Exchange or the Toronto Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared by U.S. federal, New York state or Canadian authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Canada of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by any Canadian Preliminary Prospectus, U.S. Preliminary Prospectus, the Canadian Final Prospectus or the U.S. Final Prospectus (exclusive of any amendment or supplement thereto).

11.           Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of each of the Company or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement. The representations and warranties contained in Section 1(jj) hereof shall not apply to any party in so far as such representation or warranty would result in a violation or conflict with the Foreign Extraterritorial Measures (United States) Order, 1992;

12.           Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or emailed to (i) Wells Fargo Securities, LLC, at 550 South Tryon Street, 5th Floor, Charlotte, NC 28202, Attention: Transaction Management, email: tmgcapitalmarkets@wellsfargo.com or (ii) Morgan Stanley & Co. LLC, at Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036, Attention: Investment Banking Division, phone: (212) 761-6691, Facsimile: (212) 507-8999; or, if sent to the Company, will be mailed, delivered or emailed to bam.legal@brookfield.com, Attention: BAM Legal and BAMTreasury@brookfield.com, Attention: Treasury, Capital Markets, and confirmed to it at Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281-0221.

13.            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.            No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.            Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16.            Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.            Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the indemnifying party will indemnify each indemnified party or other person to whom such amount is due against any loss incurred by such indemnified party or other person, as the case may be, as a result of any variation as between (i) the rate of exchange at which the currency amount of the country of the indemnified party is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which such indemnified party or other person, as the case may be, is able to purchase the currency, of the country of the indemnified party with the amount of the judgment currency actually received by such indemnified party or other person, as the case may be. The foregoing indemnity shall constitute a separate and independent obligation of each indemnifying party and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into the currency of the country of the indemnified party.

18.           Submission to Jurisdiction; Agent for Service. The Company hereby irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transaction contemplated hereby may be instituted in any state or federal court in The City of New York and in the respective courts of each party’s own corporate (or, in the case of the Underwriters, partnership) domicile with respect to actions brought against it, hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding in any state or federal court in The City of New York and hereby irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed Brookfield Asset Management LLC (“BAM LLC”), Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York 10281-1023 as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transaction contemplated hereby which may be instituted in any state or federal court in The City of New York, expressly consents to the jurisdiction of any such court in respect of any such action and waives any other requirements of or objections to personal jurisdiction with respect thereto and designates its domicile, the domicile of BAM LLC specified above and any domicile that BAM LLC may have in the future as its domicile to receive any notice hereunder (including service of process). Such appointment shall be irrevocable. If for any reason BAM LLC (or any successor agent for this purpose) shall cease to act as agent for service of process as provided above, the Company will promptly appoint a successor agent for this purpose reasonably acceptable to the Representatives. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, as may be necessary to continue such designation and appointment of the Authorized Agent in full force and effect, as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

19.           Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.           Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

21.           Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

22.           Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. This Agreement may be signed and delivered by facsimile or other electronic transmission of a counterpart hereof bearing a manual, facsimile or other electronic signature (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

23.           Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

24.           Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“affiliate” has the meaning set forth in Rule 405.

“Applicable Securities Laws” means Canadian Securities Law and U.S. Securities Law.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Toronto, Canada.

“Canadian Base Prospectus” has the meaning set forth in Section 1(a) hereof.

“Canadian Final Prospectus” has the meaning set forth in Section 1(a) hereof.

“Canadian Final Supplement” has the meaning set forth in Section 1(a) hereof.

“Canadian Preliminary Prospectus” has the meaning set forth in Section 1(a) hereof.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Covered Entity” means any of the following:

(i)             a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)           a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Disclosure Package” shall mean (i) the U.S. Preliminary Prospectus used most recently prior to the Execution Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, and any post-effective amendment or amendments thereto became or becomes effective or any prospectus supplement is filed pursuant to General Instruction II.L. of Form F-10.

“Encumbrance” shall mean any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement or other security interest of any nature.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Historical Financial Statements” means the audited consolidated and combined financial statements of each of (i) the Company, (ii) Brookfield Asset Management ULC and (iii) the Oaktree Asset Management Operating Group, in each case, as at December 31, 2024 and 2023 and for the years ended December 31, 2024, 2023 and 2022, together with the accompanying notes thereto and the reports of the independent registered public accounting firm or independent auditor, as applicable, thereto, and the unaudited condensed consolidated balance sheet of the Company as at June 30, 2025 and the unaudited consolidated statements of operations, statements of comprehensive income, statements of changes in equity and statements of cash flows for the three and six months ended June 30, 2025 and June 30, 2024, together with the notes thereto, in each case, as incorporated by reference into the U.S. and Canadian Final Prospectuses.

“Investment Company Act” shall mean the U.S. Investment Company Act of 1940, as amended.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“IT Systems” has the meaning set forth in Section 1(kk) hereof.

“marketing materials” has the meaning ascribed thereto in NI 41-101.

“material” or “materially,” when used in relation to the Company, means material in relation to the Company and its subsidiaries on a consolidated basis.

“Material Adverse Effect” shall mean a material adverse effect on the business, affairs, operations, properties, assets, liabilities (contingent or otherwise), prospects or capital of the Company and its subsidiaries on a consolidated basis.

“NI 41-101” means National Instrument 41-101 – General Prospectus Requirements of the Canadian Securities Administrators, as amended from time to time.

“NI 44-101” has the meaning set forth in Section 1(a) hereof.

“NI 44-102” has the meaning set forth in Section 1(a) hereof.

“Personal Data” has the meaning set forth in Section 1(kk) hereof.

“Registration Statement” has the meaning set forth in Section 1(b) hereof.

“Rule 158,” “Rule 164,” “Rule 172,” “Rule 405” and “Rule 433” refer to such rules under the Act.

“September 2025 Marketing Materials” means the documents dated September 4, 2025, entitled “Preliminary Term Sheet” and “Final Term Sheet” that constitute the template versions of marketing materials that are required to be filed with the Qualifying Authorities in accordance with NI 44-102.

“standard term sheet” has the meaning ascribed thereto in NI 41-101.

“subsidiary” or “subsidiaries” has the meaning set forth in Rule 405 of the Act, but excludes any entity in which any investment fund or other collective investment vehicle (including any investment company, general or limited partnership, corporation, trust, limited liability company, or other investment vehicle, and including each separate portfolio or series of any of the foregoing and whether or not dedicated to a single investor) sponsored, managed, or controlled, directly or indirectly, by the Company or one of its subsidiaries, holds any direct or indirect interest.

“template version” has the meaning ascribed thereto in NI 41-101.

“Trust Indenture Act” shall mean the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Underwriting Commission” has the meaning set forth in Section 2 hereof.

“UK Bribery Act” has the meaning set forth in Section 1(hh) hereof.

“U.S. Base Prospectus” has the meaning set forth in Section 1(b) hereof.

“U.S. Final Prospectus” has the meaning set forth in Section 1(b) hereof.

“U.S. Preliminary Prospectus” has the meaning set forth in Section 1(b) hereof.

“U.S. Securities Law” means collectively, the U.S. Sarbanes-Oxley Act of 2002, the Act, the Exchange Act, the rules and regulations of the Commission, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in the U.S. Sarbanes-Oxley Act of 2002) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the New York Stock Exchange rules.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Brookfield Asset Management Ltd.

By:	/s/ Kathy Sarpash
Name:	Kathy Sarpash
Title:	Managing Director, Legal & Regulatory and Corporate Secretary

[Signature Page – Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Managing Director

Morgan Stanley & Co. LLC

By:	/s/ Hector Vazquez
	Name:	Hector Vazquez
	Title:	Executive Director

For themselves and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

[Signature Page – Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated September 4, 2025

Registration Statement No. 333-287429

Representatives: Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC

Title, Purchase Price and Description of Notes:

Title:	6.077% Notes due 2055 (the “Notes”)
Principal Amount:	US$750,000,000
Price to Public:	99.998%
Underwriting Commission:	0.875% (US$6,562,500 )
Indenture:	Base Indenture, dated as of April 24, 2025, as supplemented by a second supplemental indenture to be dated as of September 9, 2025 (the “Second Supplemental Indenture”)

Closing Date and Time: September 9, 2025 at 9:00 a.m. (T+3)

Type of Offering: Non-delayed

Date referred to in Section 5(i) after which the Company may offer or sell senior debt securities issued or guaranteed by the Company without the consent of the Representative(s): the Closing Date

I-1

SCHEDULE II

Underwriters	Principal Amount of Notes to be Purchased
Wells Fargo Securities, LLC	$187,500,000
Morgan Stanley & Co. LLC	187,500,000
CIBC World Markets Corp.	93,750,000
SMBC Nikko Securities America, Inc.	93,750,000
BMO Capital Markets Corp.	23,438,000
BNP Paribas Securities Corp.	23,438,000
Brookfield Securities LLC	23,438,000
Citigroup Global Markets Inc.	23,438,000
Mizuho Securities USA LLC	23,437,000
RBC Capital Markets, LLC	23,437,000
Scotia Capital (USA) Inc.	23,437,000
TD Securities (USA) LLC	23,437,000
Total	$750,000,000

II-1

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

1.	Final term sheet, dated September 4, 2025, a copy of which is attached in Schedule IV hereto.

III-1

SCHEDULE IV

Filed Pursuant to Rule 433
Registration No. 333-287429
September 4, 2025

BROOKFIELD ASSET MANAGEMENT LTD.
US$750,000,000 6.077% NOTES DUE 2055

PRICING TERM SHEET
September 4, 2025

Issuer:	Brookfield Asset Management Ltd.
Security:	6.077% Notes due September 15, 2055 (the “Notes”)
Expected Ratings*:	[Redacted]
Ranking:	Senior Unsecured
Principal Amount:	US$750,000,000 There will be no sales to affiliates of Brookfield Wealth Solutions Ltd. in connection with this offering.
Trade Date:	September 4, 2025
Expected Settlement Date**:	September 9, 2025 (T+3)
Maturity Date:	September 15, 2055
Coupon:	6.077%
Interest Payment Dates:	March 15 and September 15, commencing March 15, 2026
Price to Public:	99.998% of the principal amount
Benchmark Treasury:	UST 4.750% due May 15, 2055
Benchmark Treasury Price & Yield:	98-00+; 4.877%
Spread to Benchmark Treasury:	+ 120 basis points
Yield:	6.077%
Denominations:	Initial denominations of US$2,000 and subsequent multiples of US$1,000
Covenants:	Change of control (put @ 101%) Negative pledge Consolidation, merger, amalgamation and sale of substantially all assets

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Optional Redemption Provisions:
Make-Whole Call:	Prior to March 15, 2055 (six months prior to maturity), treasury rate plus 20 basis points
Par Call:	At any time on or after March 15, 2055 (six months prior to maturity), at 100% of the principal amount of the Notes to be redeemed
Use of Proceeds:	The net proceeds from the sale of the Notes will be used for general corporate purposes
CUSIP / ISIN:	112586 AB8 / US112586AB85
Joint Book-Running Managers:	Wells Fargo Securities, LLC Morgan Stanley & Co. LLC CIBC World Markets Corp. SMBC Nikko Securities America, Inc.
Co-Managers:

BMO Capital Markets Corp.

BNP Paribas Securities Corp.

Brookfield Securities LLC

Citigroup Global Markets Inc.

Mizuho Securities USA LLC

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

TD Securities (USA) LLC

Conflicts of Interest:	Brookfield Securities LLC, one of the underwriters of this offering, is an affiliate of the Issuer and, therefore, has a conflict of interest under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. Pursuant to Rule 5121, Brookfield Securities LLC will not confirm sales of the Notes to any account over which it exercises discretionary authority without the prior written approval of the customer.

Capitalized terms used and not defined herein have the meanings assigned in the Issuer’s Prospectus Supplement, dated September 4, 2025.

* Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

** Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery of the Notes hereunder may be required, by virtue of the fact that the Notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their own advisors.

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The Issuer has filed a registration statement (including a prospectus) and a prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Wells Fargo Securities, LLC by calling 1-800-645-3751 or by emailing wfscustomerservice@wellsfargo.com, or by calling Morgan Stanley & Co. LLC at 1-866-718-1649 or by emailing prospectus@morganstanley.com.

No PRIIPs or UK PRIIPs key information document (KID) has been prepared as European Economic Area or UK retail investors are not targeted.

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